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                                                                      EXHIBIT 11
                    CANNONDALE CORPORATION AND SUBSIDIARIES

                    COMPUTATION OF EARNINGS PER COMMON SHARE
                    (IN THOUSANDS, EXCEPT FOR PER-SHARE DATA)
                                   (UNAUDITED)

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                                                             THREE MONTHS ENDED
                                                         SEPTEMBER 27,    SEPTEMBER 28,
                                                            1997              1996
                                                          ------            ------
PRIMARY EARNINGS PER SHARE COMPUTATION:

Weighted average shares outstanding ..........             8,685             8,612

Net effect of options-
based on the treasury stock method ...........               256               440
                                                          ------            ------
Weighted average number of common shares
and equivalents outstanding during the period              8,941             9,052
                                                          ======            ======
Income applicable to common shares and
    equivalents ..............................            $  670            $  489
                                                          ======            ======
Net income per share .........................            $  .07            $  .05
                                                          ======            ======

FULLY DILUTED  EARNINGS PER SHARE COMPUTATION:

Weighted average shares outstanding ..........             8,685             8,612

Net effect of options-
based on the treasury stock method ...........               345               523
                                                          ------            ------
Weighted average number of common shares
and equivalents outstanding during the period              9,030             9,135
                                                          ======            ======
Income applicable to common shares and
    equivalents ..............................            $  670            $  489
                                                          ======            ======
Net income per share .........................            $  .07            $  .05
                                                          ======            ======
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